Exhibit 99.1

Elanco Animal Health 2500 Innovation Way Greenfield, IN 46140

Media Contact: Colleen Parr Dekker, +1.317.989.7011, colleen.dekker@elancoah.com

Investor Contact: Kathryn Grissom, +1.317.273.9284, kathryn.grissom@elancoah.com

Elanco Announces Sale of Aqua Business for $1.3 Billion

Transaction reinforces Elanco’s commitment to most significant value creation opportunities in pet health and livestock sustainability

Enables company to accelerate debt paydown by $1.05B to $1.1B

GREENFIELD, Ind. (February 5, 2024) – Elanco Animal Health Incorporated (NYSE: ELAN) today announced it has entered into an agreement to sell its aqua business to Merck Animal Health (NYSE: MRK) for approximately $1.3 billion in cash, which represents approximately 7.4x the estimated 2023 revenue of the Elanco aqua business.

“A strategic decision resulting from a disciplined process over the last year, the sale of the aqua business allows us to prioritize our investments in larger markets with greater earnings potential over the medium and long term, while creating balance sheet flexibility,” said Jeff Simmons, President and CEO of Elanco Animal Health. “We are focused on delivering consistent high impact innovation and continue to have confidence in our late-stage pipeline with six potential blockbuster products expected in the U.S. market by 2025. Further, we are advancing our next wave of development projects, which we believe will contribute meaningful growth for Elanco through the second half of the decade. Importantly, the proceeds from this transaction combined with improved free cash flow from the business, will accelerate deleveraging with net debt to adjusted EBITDA expected in the high-3x to low-4x range by the end of 2025.”

The transaction reinforces Elanco’s focus and investment on its most significant value creation opportunities, notably in pet health and livestock sustainability. In addition to the expected U.S. approvals in the first half of 2024 for Credelio Quattro™, Zenrelia™ and Bovaer®, Elanco is pursuing a portfolio of clinical development projects that the company expects to have differentiated profiles and blockbuster potential in significant markets with meaningful growth and earnings potential. Elanco’s targeted areas of focus include next generation products for pet parasiticides, dermatology and pain, as well as livestock sustainability. Additionally, the company is opportunistically pursuing platform-aligned targets, such as monoclonal antibodies, and other major emerging spaces of high unmet need.

“We are excited for the acquisition of Elanco’s aqua products, solutions as well as the capabilities and expertise the team brings to our business,” said Rick DeLuca, president, Merck Animal Health. “We believe this acquisition, coupled with our commercial and scientific prowess, will deliver enhanced benefits for our aqua customers. The addition of this innovative portfolio of cold water and warm water aqua products across vaccines, anti-parasitic treatments, water supplements and nutrition, will establish Merck Animal Health as a leader in aqua.”

Transaction Details

Elanco’s aqua business includes products across both warm-water and cold-water species, generating an estimated $175 million in revenue and approximately $92 million in adjusted EBITDA, excluding the allocation of corporate costs, based on 2023 preliminary results. The divestiture includes current marketed brands, aqua R&D projects, the transfer of manufacturing sites in Prince Edward Island, Canada and Dong Nai, Vietnam and approximately 280 commercial and manufacturing employees.

Upon closing of the transaction, Elanco plans to use the expected $1.05 billion to $1.1 billion of after-tax cash proceeds to pay down a portion of the Term Loan B debt. Elanco’s preliminary full year 2023 results, which do not include the effect of the sale of the aqua business, project net debt to adjusted EBITDA to be slightly below the midpoint of the company’s previous guidance range (5.5x to 5.8x). Giving pro forma effect to the transaction for the full year 2023, including the expected debt paydown and excluding the EBITDA associated with the aqua business, the company estimates the net leverage ratio would have been 0.6x to 0.7x lower, at or slightly below 5.0x. In 2024, with the anticipated debt paydown resulting from the transaction and from cash generated by the base business, the company expects to end the year with net debt to adjusted EBITDA in the mid-4x range. Further, the company expects net debt to adjusted EBITDA in high-3x to low-4x range by the end of 2025, driven by innovation fueled growth and continued debt paydown from improving free cash flow.

The expected retirement of a portion of the Term Loan B debt will result in reduced interest expense of approximately $65 million, or $0.11 of EPS, annually. For 2023, based on the midpoint of the company’s previous adjusted EPS guidance ($0.91), net EPS dilution would be approximately $0.03, or about 3%, while the company will be able to reduce net debt by approximately 20%.

The transaction, which is subject to regulatory approvals and customary closing conditions and adjustments, is expected to close around mid-year. The Company plans to discuss the transaction further when it releases its fourth quarter and full year fiscal 2023 financial results on February 26th, 2024.

BofA Securities, Inc. is serving as the company’s exclusive financial advisor and White & Case LLP is serving as the company’s legal advisor in connection with the transaction.

Preliminary Full Year 2023 Results

This press release discusses estimated financial results for the full year of 2023, which are preliminary, unaudited and represent the most recent current information available to company management. The company’s actual results may differ from these estimated financial results, including due to the completion of its financial closing procedures and final adjustments. The company expects to issue full financial results for the fourth quarter and full year 2023 on February 26, 2024.

About Elanco

Elanco Animal Health Incorporated (NYSE: ELAN) is a global leader in animal health dedicated to innovating and delivering products and services to prevent and treat disease in farm animals and pets, creating value for farmers, pet owners, veterinarians, stakeholders, and society as a whole. With nearly 70 years of animal health heritage, we are committed to helping our customers improve the health of animals in their care, while also making a meaningful impact on our local and global communities. At Elanco, we are driven by our vision of Food and Companionship Enriching Life and our Elanco Healthy Purpose™ Sustainability Initiatives – all to advance the health of animals, people, and the planet. Learn more at elanco.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding the proposed divestiture, including the timing of the divestiture, the expected financial impacts of the divestiture, plans for using the cash we expect to receive in the divestiture, the impact of the divestiture on our business and financial results, expected growth in our business and expected product launches and sales. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements, including uncertainties as to the timing of the divestiture; the inability of the parties to satisfy the conditions to closing the divestiture, including obtaining required regulatory approvals; the effect of the announcement or pendency of the transaction on Elanco’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners; risks related to diverting management’s attention from our ongoing business operations; our ability to recognize the expected financial and cash generation benefits of the transaction; the impact of disruptive innovations and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived protein; changes in regulatory restrictions on the use of antibiotics in farm animals; the success of our research and development and licensing efforts; unanticipated safety, quality of efficacy concerns and the impact of identified concerns associated with our products; the lack of availability or significant increases in the cost of raw materials; risks related to the evaluation of animals; manufacturing problems and capacity imbalances; and actions by regulatory bodies, including as a result of their interpretation of studies on product safety. For information about other factors that could cause actual results to differ materially from forward-looking statements, please see the company’s latest Form 10-K and Form 10-Qs filed with the Securities and Exchange Commission. Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this press release. We caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Any forward-looking statement made by us in this press release speaks only as of the date thereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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